PROSPECTUS SUPPLEMENT FOR THE               This Prospectus Supplement, filed
PERIOD ENDING DECEMBER 31, 1997 TO          pursuant to Rule 424(b)(3), relates
PROSPECTUS DATED DECEMBER 14, 1992          to Registration Statement No.
                                            33-55010-01 and the Prospectus
                                            dated December 14, 1992



                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 15, 1998


                           DISCOVER CARD TRUST 1992 B
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                         0-21186                    Not Applicable
--------                         -------                    --------------
(State of                      (Commission                  (IRS Employer
organization)                  File Number)                 Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                            19720
-------------------------------------------------------
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                                  Page 1 of 13
                         Index to Exhibits is on page 4

Item 5. Other Events

On January 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of December 1997, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1992 B related to the Due Period ending December 31, 1997.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     DISCOVER CARD TRUST 1992 B
                                           (Registrant)

                                     By: DISCOVER RECEIVABLES FINANCING
                                         GROUP, INC.
                                          as originator of the Trust


                                     By: Richard W. York
                                         ------------------------------
                                         Richard W. York
                                         Vice President


Date: January 15, 1998

                                  EXHIBIT INDEX

Exhibit No.    Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1992 B related to the Due Period ending December 31, 1997.